UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – April 26, 2019

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

364-Day Credit Agreement

On April 26, 2019, Honeywell International Inc. (“Honeywell”) entered into a 364-Day Credit Agreement (the “364-Day Credit Agreement”) with the banks, financial institutions and other institutional lenders party thereto, Citibank, N.A. (“Citibank”), as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A., Barclays Bank PLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley MUFG Loan Partners, LLC and Wells Fargo Bank, National Association, as documentation agents, and Citibank and JPMorgan Chase Bank, N.A., as joint lead arrangers and co-bookrunners.

The 364-Day Credit Agreement provides for revolving credit commitments in an aggregate principal amount of $1.5 billion and is maintained for general corporate purposes. Amounts borrowed under the 364-Day Credit Agreement are required to be repaid no later than April 25, 2020, unless the 364-Day Credit Agreement is terminated earlier pursuant to its terms. The 364-Day Credit Agreement does not restrict Honeywell’s ability to pay dividends, nor does it contain financial covenants. The failure of Honeywell to comply with customary conditions or the occurrence of customary events of default contained in the 364-Day Credit Agreement would prevent any further borrowings and would generally require the repayment of any outstanding borrowings under the 364-Day Credit Agreement. Such events of default include, among other things, (a) non-payment of 364-Day Credit Agreement debt, interest or fees; (b) non-compliance with the terms of the 364-Day Credit Agreement covenants; (c) cross-default with other material debt in certain circumstances; (d) bankruptcy or insolvency; and (e) defaults on certain obligations under the Employee Retirement Income Security Act, of 1974. Additionally, each of the lenders has the right to terminate its commitment to lend additional funds under the 364-Day Credit Agreement if any person or group acquires beneficial ownership of 30 percent or more of Honeywell’s voting stock, or, during any 12-month period, individuals who were directors of Honeywell at the beginning of the period cease to constitute a majority of the board of directors, except to the extent individuals who at the beginning of such twelve-month period were replaced by individuals (x) whose election or nomination to the board of directors was approved by a majority of remaining members of the board of directors at the time of such election or nomination, or (y) who were nominated by a majority of the remaining members of the board of directors at the time of such election or nomination and subsequently elected as directors by shareowners of Honeywell.

At Honeywell’s option, advances under the 364-Day Credit Agreement would be (1) a “Base Rate Advance” denominated in U.S. Dollars and would bear interest at the Base Rate (as defined below) plus the Applicable Margin (as described below), or (2) an “Eurocurrency Rate Advance” denominated in U.S. Dollars or in Euros and would bear interest at the Eurocurrency Rate (defined as reserve-adjusted LIBOR), plus the Applicable Margin. The Base Rate is the highest of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, (b) 0.5% above the federal funds rate (subject to a floor of zero), and (c) LIBOR for a one-month period (subject to a floor of zero) plus 1.00%. The Applicable Margin for Eurocurrency Rate Advances is based on Honeywell’s credit default swap mid-rate spread subject to a floor and a cap based on Honeywell’s Public Debt Rating (as defined below). The Applicable Margin for Base Rate Advances is 100 basis points lower than the Applicable Margin for Eurocurrency Rate Advances, subject to a floor of 0.00%.

Honeywell has agreed to pay a commitment fee on the aggregate unused commitment for the 364-Day Credit Agreement, based upon a grid determined by reference to Honeywell’s non-credit enhanced long-term senior unsecured debt rating (the “Public Debt Rating”), in an amount equal to 0.030% per annum if Honeywell’s Public Debt Rating is at a level of at least A+ by Standard & Poor’s, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”), or A1 by Moody’s Investors Service, Inc. (“Moody’s”) (“Level 1”), with a step-up to 0.040% per annum if Honeywell’s Public Debt Rating level is lower than Level 1 but at least A by Standard & Poor’s or A2 by Moody’s (“Level 2”), and a further step-up to 0.060% per annum if Honeywell’s Public Debt Rating level falls below Level 2. The 364-Day Credit Agreement is not subject to termination based upon a decrease in Honeywell’s debt ratings or as a result of a Material Adverse Change (as defined in the 364-Day Credit Agreement).

The foregoing description of the 364-Day Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the 364-Day Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

5-Year Credit Agreement

On April 26, 2019, Honeywell entered into an Amended and Restated Five Year Credit Agreement (the “5-Year Credit Agreement”) with the banks, financial institutions, and other institutional lenders party thereto, Citibank, as administrative agent, Citibank Europe PLC, UK Branch, as swing line agent, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A., Barclays Bank PLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley MUFG Loan Partners, LLC, and Wells Fargo Bank, National Association, as documentation agents, and Citibank and JPMorgan Chase Bank, N.A., as joint lead arrangers and co-bookrunners.

The 5-Year Credit Agreement provides for revolving credit commitments in an aggregate principal amount of $4.0 billion and is maintained for general corporate purposes. Commitments under the 5-Year Credit Agreement can be increased pursuant to the terms of the 5-Year Credit Agreement to an aggregate amount not to exceed $4.5 billion. The 5-Year Credit Agreement amends and restates the previously reported $4.0 billion amended and restated five year credit agreement dated as of April 27, 2018 (the “Prior Agreement”). No borrowings were outstanding at any time under the Prior Agreement. The 5-Year Credit Agreement includes a sublimit for the potential issuance of multi-currency letters of credit and a sublimit for swing line advances, in each case in amounts equivalent to the commitments of the revolving credit lenders thereunder.

The 5-Year Credit Agreement has substantially the same material terms and conditions as the Prior Agreement with an extension of maturity. Any amounts borrowed under the 5-Year Credit Agreement are required to be repaid no later than April 26, 2024, unless such date is extended pursuant to the terms of the 5-Year Credit Agreement.

The 5-Year Credit Agreement does not restrict Honeywell’s ability to pay dividends, nor does it contain financial covenants. The failure of Honeywell to comply with customary conditions or the occurrence of customary events of default contained in the 5-Year Credit Agreement would prevent any further borrowings and would generally require the repayment of any outstanding borrowings under the 5-Year Credit Agreement. Such events of default include, among other things, (a) non-payment of the 5-Year Credit Agreement debt, interest or fees; (b) non-compliance with the terms of the 5-Year Credit Agreement covenants; (c) cross-default with other material debt in certain circumstances; (d) bankruptcy or insolvency; and (e) defaults on certain obligations under the Employee Retirement Income Security Act, of 1974. Additionally, each of the lenders has the right to terminate its commitment to lend additional funds or issue additional letters of credit under the 5-Year Credit Agreement if any person or group acquires beneficial ownership of 30 percent or more of Honeywell’s voting stock, or, during any 12-month period, individuals who were directors of Honeywell at the beginning of the period cease to constitute a majority of the board of directors, except to the extent individuals who at the beginning of such twelve-month period were replaced by individuals (x) whose election or nomination to the board was approved by a majority of remaining members of the board of directors at the time of such election or nomination, or (y) who were nominated by a majority of the remaining members of the board of directors at the time of such election or nomination and subsequently elected as directors by shareowners of Honeywell.

At Honeywell’s option, revolving credit borrowings under the 5-Year Credit Agreement would be (1) a “Base Rate Advance” denominated in U.S. Dollars and would bear interest at the Base Rate (as defined below) plus the Applicable Margin (as described below), or (2) an “Eurocurrency Rate Advance” denominated in U.S. Dollars, Euros, Pounds Sterling or Japanese Yen and would bear interest at the Eurocurrency Rate (defined as reserve-adjusted LIBOR), plus the Applicable Margin. The Base Rate is the highest of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, (b) 0.5% above the federal funds rate (subject to a floor of zero), and (c) LIBOR for a one-month period (subject to a floor of zero) plus 1.00%. The Applicable Margin for Eurocurrency Advances is based on Honeywell’s credit default swap mid-rate spread subject to a floor and a cap based on Honeywell’s Public Debt Rating. The Applicable Margin for Base Rate Advances is 100 basis points lower than the Applicable Margin for Eurocurrency Rate Advances, subject to a floor of 0.00%.

Honeywell has agreed to pay a commitment fee on the aggregate unused commitment for the 5-Year Credit Agreement, based upon a grid determined by reference to Honeywell’s Public Debt Rating, in an amount equal to 0.045% per annum if Honeywell’s Public Debt Rating is at least Level 1, with (i) a step-up to 0.050% per annum if Honeywell’s Public Debt Rating level is lower than Level 1 but at least at Level 2, (ii) a further step-up to 0.070% if Honeywell’s Public Debt Rating level is below Level 2 but at least A by Standard & Poor’s or A2 by Moody’s (“Level 3”), (iii) a further step-up to 0.090% if Honeywell’s Public Debt Rating level below Level 3 but at least A- by Standard & Poor’s or A3 by Moody’s (“Level 4”), and (iv) a further step up to 0.110% per annum if Honeywell’s Public Debt Rating level below Level 4. The 5-Year Credit Agreement is not subject to termination based upon a decrease in Honeywell’s debt ratings or as a result of a Material Adverse Change (as defined in the 5-Year Credit Agreement).

The foregoing description of the 5-Year Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the 5-Year Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the 364-Day Credit Agreement and the 5-Year Credit Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	364-Day Credit Agreement, dated as of April 26, 2019, among Honeywell International Inc., the banks, financial institutions, and other institutional lenders parties thereto, Citibank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A., Barclays Bank PLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley MUFG Loan Partners, LLC, and Wells Fargo Bank, National Association, as documentation agents, and Citibank, N.A. and JPMorgan Chase Bank, N.A., as joint lead arrangers and co-book managers.

10.2	Amended and Restated Five-Year Credit Agreement, dated as of April 26, 2019, among Honeywell International Inc., the banks, financial institutions, and other institutional lenders parties thereto, Citibank, N.A., as administrative agent, Citibank Europe PLC, UK Branch, as swing line agent, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A., Barclays Bank PLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley MUFG Loan Partners, LLC, and Wells Fargo Bank, National Association, as documentation agents, and Citibank, N.A. and J.P. Morgan Chase Bank N.A., as joint lead arrangers and co-bookrunners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2019	Honeywell International Inc.

	By:	/s/ Anne T. Madden
Anne T. Madden Senior Vice President, General Counsel and Corporate Secretary